UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2013

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2013, Castle Brands Inc., a Florida corporation (the "Company"), and its wholly-owned subsidiary, Castle Brands (USA) Corp., a Delaware corporation ("CB-USA"), entered into a Second Amendment (the "Loan Amendment") to that certain Loan and Security Agreement (as amended, the "Loan Agreement""), dated August 19, 2011, with Keltic Financial Partners II, LP, a Delaware limited partnership ("Keltic").The Loan Amendment provided for an increase in available borrowings (subject to certain terms and conditions) under the revolving facility for working capital purposes from $7,000,000 to $8,000,000 (the "Facility"). The Loan Amendment also provided for a term loan of $2,500,000 (the "Term Loan") that was used for the purchase of bourbon inventory on March 11, 2013. The Company and CB-USA are referred to individually and collectively as the Borrower. Unless sooner terminated in accordance with their respective terms, the Facility and Term Loan expire on December 31, 2016 (the "Maturity Date").

The Borrower may borrow up to the maximum amount of the Facility, provided that the Borrower has a sufficient borrowing base. The borrowing base equals (a) up to 85% of the aggregate amount of the Borrower’s "Eligible Receivables" (as defined in the Loan Agreement), plus (b) the least of (i) 50% of the "Value" (as defined in the Loan Agreement) of the Borrower’s "Eligible Inventory" (as defined in the Loan Agreement), (ii) $3,500,000 and (iii) 60% of the Borrowing Capacity (as defined in the Loan Agreement) at such time, less (c) the aggregate amount of all Reserves (as defined in the Loan Agreement) in effect at such time.

The Facility interest rate is the rate that, when annualized, is the greatest of (a) the Prime Rate plus 3.25%, (b) the LIBOR Rate plus 5.75% and (c) 6.50%. The Term Loan interest rate is the rate that, when annualized, is the greatest of (a) the Prime Rate plus 4.25%, (b) the LIBOR Rate plus 6.75% and (c) 7.50%. Interest is payable monthly in arrears, on the first day of every month on the average daily unpaid principal amount of the Facility. After the occurrence and during the continuance of any "Default" or "Event of Default" (as defined under the Loan Agreement) the Borrower is required to pay interest at a rate that is 3.25% per annum above the then applicable Facility or Term Loan, as applicable, interest rate. The Facility currently bears interest at 6.50% and the Term Loan currently bears interest at 7.50%. The Borrower is required to pay down the principal balance of the Term Loan within 15 banking days from the completion of a bottling run of bourbon from the Borrower’s bourbon inventory stock purchased on or about the date of the Term Loan in an amount equal to the purchase price of such bourbon. The unpaid principal balance of the Term Note, all accrued and unpaid interest thereon, all fees, costs and expenses payable in connection with the Term Note are due and payable in full on the Maturity Date. Upon execution of the Loan Amendment, the Borrower paid Keltic a $70,000 closing and commitment fee, and Keltic will also continue to receive an annual facility fee and a collateral management fee (each as set forth in the Loan Agreement).

The Loan Agreement contains standard borrower representations and warranties for asset-based borrowing and a number of reporting obligations and affirmative and negative covenants. The Borrower is required, among other things, to provide Keltic with weekly borrowing base certificates, monthly reports, annual financial statements and other current and periodic financial, operating and business records and reports, as well as tax returns and such other information as Keltic may from time to time request.

The Loan Agreement includes negative covenants that, among other things, restrict the Borrower’s ability to create additional indebtedness, dispose of properties, incur liens, and make distributions or cash dividends.

The Loan Agreement specifies certain Events of Default that include, among others, payment defaults, violations of affirmative and negative covenants in the Loan Agreement, imposition of certain liens, and events of insolvency and bankruptcy. Upon a Default or Event of Default, Keltic may terminate or suspend its obligation to make further advances and upon an Event of Default Keltic may, among other things, accelerate the Facility and Term Loan repayment and declare all obligations under the Loan Agreement to be immediately due and payable.

In connection with the Loan Agreement, the Company and CB-USA have entered into the following ancillary agreements with Keltic: (i) an Amended and Restated Revolving Credit Note ("Note"); (ii) a Reaffirmation Agreement ("Reaffirmation Agreement") with certain officers of the Company and CB-USA, including John Glover, the Company’s Chief Operating Officer, T. Kelley Spillane, the Company’s Senior Vice President - Global Sales, and Alfred Small, the Company’s Senior Vice President, Chief Financial Officer, Secretary & Treasurer, which reaffirms the existing Validity and Support Agreements by and among each officer, each Borrower and Keltic; and (iii) in connection with the Term Loan, a Term Note ("Term Note").

Keltic required as a condition to funding the Term Loan that Keltic had entered into a participation agreement (the "Participation Agreement") providing for an aggregate of $750,000 of the Term Loan to be purchased by junior participants. Certain related parties of the Company purchased a portion of these junior participations in the Term Loan, including Frost Gamma Investments Trust ($500,000), an entity affiliated with Phillip Frost, M.D., a director and principal shareholder of the Company, Mark E. Andrews, III ($50,000), a director of the Company and the Company’s Chairman, and an affiliate of Richard J. Lampen ($50,000), a director of the Company and the Company’s President and Chief Executive Officer. Under the terms of the Participation Agreement, the junior participants will receive interest at the rate of 11% per annum. Neither the Company nor CB-USA is a party to the Participation Agreement. However, the Borrower is party to a fee letter (the "Fee Letter") with the junior participants (including the related party junior participants) pursuant to which the Borrower will pay the junior participants an aggregate commitment fee of $45,000 paid in three equal annual installments of $15,000.

The obligations of the Borrower under the Loan Agreement are secured by the grant of a pledge and security interest over all of the assets of the Borrower.

The foregoing summary is qualified in its entirety by reference to the text of the Loan Agreement, Note, Reaffirmation Agreement, Fee Letter, Participation Agreement and Term Note attached hereto as exhibits and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Second Amendment to Loan and Security Agreement, dated as of March 11, 2013, among Keltic Financial Partners II, LP, the Company and Castle Brands (USA) Corp.

4.2 Amended and Restated Revolving Credit Note, dated as of March 11, 2013, in favor of Keltic Financial Partners II, LP.

4.3 Term Note, dated as of March 11, 2013, in favor of Keltic Financial Partners II, LP.

10.1 Reaffirmation Agreement, dated as of March 11, 2013, among Keltic Financial Partners II, LP, the Company, Castle Brands (USA) Corp. and the officers signatory thereto.

10.2 Fee Letter, dated as of March 11, 2013, among the Company, Castle Brands (USA) Corp. and the junior participants party thereto.

99.1 Participation Agreement, dated as of March 11, 2013, among Keltic Financial Partners II, LP and the junior participants party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

March 14, 2013	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: SVP, CFO, Treasurer & Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Second Amendment to Loan and Security Agreement, dated as of March 11, 2013, among Keltic Financial Partners II, LP, the Company and Castle Brands (USA) Corp.
4.2	Amended and Restated Revolving Credit Note, dated as of March 11, 2013, in favor of Keltic Financial Partners II, LP.
4.3	Term Note, dated as of March 11, 2013, in favor of Keltic Financial Partners II, LP.
10.1	Reaffirmation Agreement, dated as of March 11, 2013, among Keltic Financial Partners II, LP, the Company, Castle Brands (USA) Corp. and the officers signatory thereto.
10.2	Fee Letter, dated as of March 11, 2013, among the Company, Castle Brands (USA) Corp. and the junior participants party thereto.
99.1	Participation Agreement, dated as of March 11, 2013, among Keltic Financial Partners II, LP and the junior participants party thereto.